Exhibit 99(a)






                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            Form 11-K


          Annual Report Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934




For the Fiscal Year Ended                  Commission File
December 31, 1994                          Number 1-1550







               CHIQUITA SAVINGS AND INVESTMENT PLAN




               Chiquita Brands International, Inc.
                         Chiquita Center
                      250 East Fifth Street
                     Cincinnati, Ohio  45202





               CHIQUITA SAVINGS AND INVESTMENT PLAN


                             Contents




                                                          Page(s)

Report of Independent Auditors                                  1

Financial Statements

    Statement of Net Assets Available for
    Benefits as of December 31,
    1994 and 1993                                               2

    Statement of Changes in Net Assets
    Available for Benefits for the Years Ended
    December 31, 1994, 1993 and 1992                            3

    Notes to Financial Statements                          4 - 11

Supplemental Schedules

    Assets Held for Investment at December 31, 1994    Schedule 1

    Reportable Transactions for the Year Ended
    December 31, 1994                                  Schedule 2

Signature

Exhibit

    Consent of Independent Auditors                     Exhibit 1





                  REPORT OF INDEPENDENT AUDITORS




The Administrative Committee of the
Chiquita Savings and Investment Plan

We have audited the accompanying statements of net assets available for benefits of the Chiquita Savings and Investment Plan (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and changes in net assets available for benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1994 and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                       /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
June 28, 1995





               CHIQUITA SAVINGS AND INVESTMENT PLAN
                STATEMENT OF NET ASSETS AVAILABLE
                           FOR BENEFITS



                                            December 31,
                                         1994          1993
Investments, at fair value:
  Chiquita Brands International, Inc.
    capital stock                    $  15,197,080  $  8,133,939
  Fidelity Magellan Fund                 6,073,342     5,635,658
  Chemical Bank - Temporary
   Investment Fund                       3,691,053     4,362,392
  Vanguard Index Trust                   3,361,783     3,160,230
  U.S. Treasury Note                     2,000,000     2,012,500
  Chiquita Brands International, Inc.:
    11 7/8% Subordinated Debentures             --       647,900
    11 1/2% Subordinated Notes             561,600            --
    10 1/2% Subordinated Debentures        163,660            --
  Chiquita Brands International, Inc.
    $1.32 Depositary Shares                343,035       355,640

    Total investments                   31,391,553    24,308,259

Contributions receivable:
  Participant                               80,021            --
  Company                                  103,111     1,905,199
Loans to participants                      638,922       669,640
Investment income receivable               106,601        50,455

Net asset available for benefits     $  32,320,208  $ 26,933,553








         See accompanying notes to financial statements.
















               CHIQUITA SAVINGS AND INVESTMENT PLAN
                STATEMENT OF CHANGES IN NET ASSETS
                      AVAILABLE FOR BENEFITS




                                Years Ended December 31,
                            1994          1993         1992
Investment income:
  Dividends              $   562,556  $    909,018  $   885,177
  Interest                   394,584       394,247      407,998

Net appreciation
 (depreciation)
 in fair value of
 investments               1,403,413    (2,818,904)  (7,765,779)

Contributions:
  Participant              2,825,783     3,004,248    3,115,217
  Company:
    Cash, net of forfeitures
     of $125,879 in 1994,
     $109,649 in 1993 and
      $118,269 in 1992     1,314,917     1,483,851    1,195,767
    Chiquita Brands
     International, Inc.
      capital stock        1,526,000     1,624,916    2,383,504
  Rollovers                   78,069       225,030      470,836

Transfer of assets from
    merged plans                  --            --    1,969,729
                           8,105,322     4,822,406    2,662,449

Less: distributions to
      participants        (2,718,667) (2,884,115)    (2,284,591)
Increase in net assets
 available
  for benefits             5,386,655     1,938,291      377,858

Net assets available for
 benefits:
  Beginning of the year   26,933,553    24,995,262   24,617,404

  End of the year        $32,320,208  $ 26,933,553  $24,995,262






         See accompanying notes to financial statements.






               CHIQUITA SAVINGS AND INVESTMENT PLAN
                  NOTES TO FINANCIAL STATEMENTS


DESCRIPTION OF THE PLAN

    The   following  description  of  the  Chiquita  Savings  and
Investment Plan  (the "Plan") provides only  general information.
Participants should refer to the Plan documents for a more complete description of the Plan's provisions.

General

    The Plan is a defined contribution plan covering substantially all full-time domestic salaried employees of Chiquita Brands International, Inc. (the "Company") and its subsidiaries (excluding John Morrell & Co.) who have completed six months of service and have attained the age of 21. During 1992, the Banana Supply Co., Inc. Profit Sharing Plan (the "Banana Supply Plan") and the Frupac International Corporation Cash-Op Plan were merged into the Plan. Although it is anticipated that the Plan will continue indefinitely, the Board of Directors of the Company can amend, suspend or terminate the Plan provided that such action does not reduce accrued benefits of any participant.

    The assets of the Plan at December 31, 1994 are held by Chemical Bank (the "Trustee"). Pending investment in each fund's primary investment vehicle (see "Investment Options"), the Trustee may invest monies temporarily in short-term investments.

Participant Accounts

    Participants may have up to six accounts under the Plan - an "Employee Before-Tax Contributions Account," an "Employee After-Tax Contributions Account," a "Rollover Contributions Account," a "Non-elective Contributions Account", a "Matching Contributions Account" and, with respect to former participants of the Banana Supply Plan, an "Employee Profit Sharing Contributions Account." The participant's Employee Accounts reflect all employee before-tax, after-tax and rollover contributions, Banana Supply Co., Inc. profit sharing contributions, and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The "Non-elective Contributions Account" reflects a company contribution in an amount equal to the participant's unspent employee credits contributed from the Company's separate welfare benefits plan ("Non-elective Contributions") and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Employee Before-Tax Contributions Account has two sub-accounts - the "Participant Restricted Contributions Account" and the "Participant






Non-restricted   Contributions   Account."     Contributions  are
allocated  to  these  sub-accounts  based  on  the  participant's
election as to how  the contributions are to  be invested.   (See
"Participant Contributions.")

    The Matching Contributions Account reflects the participant's share of Company contributions and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Matching Contributions Account has two sub-accounts - a Company Restricted Contributions Account and a Company Non-restricted Contributions Account. (See "Company Contributions.")

Participant Contributions

    Participants may elect to defer as a Before-Tax Contribution any whole percentage of their compensation from 1% to 12%. Prior to 1989, participants could also elect to make After-Tax Contributions. The first 6% of compensation contributed to the Plan ("Eligible Participant Contributions") is eligible for employer matching contributions.

    The Plan limits the maximum amount of Before-Tax Contributions which may be made by a participant in any plan year to 12% of compensation, subject to the non-discrimination standards of the Internal Revenue Code (the "Code"). Participants' taxable compensation is reduced by the amount of Before-Tax Contributions, and such amount is contributed to the Plan on their behalf by the Company. A participant's Before-Tax Contributions in any one year are also limited to a fixed dollar maximum ($9,240 for 1994, $8,994 for 1993 and $8,728 for 1992) as
specified by the Code in Internal Revenue Service ("IRS") notices.

    Participant contributions, except for Eligible Participant Contributions to the Chiquita Capital Stock Fund (see "Investment Options"), are allocated to the Participant's Non-restricted Contributions Account. Eligible Participant Contributions to the Chiquita Capital Stock Fund are placed in the Participant Restricted Contributions Account. Such contributions are transferred to the Participant's Non-restricted Contributions Account on the third anniversary of the first day of the Plan year in which the contributions were made.

    The Plan also accepts rollover contributions ("Rollovers") from other qualified plans or from individual retirement accounts. Rollovers are credited to a participant's Rollover Contributions Account, are treated in a manner similar to Before-Tax Contributions for Plan accounting and federal income tax purposes, and are not eligible for matching contributions by the Company.







Company Contributions

    For each Plan year, the Company makes a Basic Matching Contribution and may make a Discretionary Matching Contribution and a Stock Incentive Matching Contribution, as described below. All such contributions are based on Eligible Participant Contributions. The Company's matching contributions, which are subject to the non-discrimination standards of the Code, and Non-elective Contributions are allocated to the Company Restricted Contributions Account and invested in the Chiquita Capital Stock Fund.

    Basic Matching Contributions For each Plan year, the Company makes a Basic Matching Contribution equal to 50% (or such higher percentage as the Plan Administrative Committee may in its discretion announce) of Eligible Participant Contributions. Such contributions amounted to 50% of Eligible Participant Contributions in each of 1994, 1993 and 1992.

    Discretionary Matching Contributions At the end of or during the year, the Company may, at its discretion, make an additional contribution to the account of each participant who is actively employed by the Company on the last day of the Plan year. The Discretionary Matching Contribution amounted to 70% in 1994, 65% in 1993 and 70% in 1992 of
    Eligible Participant Contributions.

    Stock Incentive Matching Contributions The Company may contribute an additional matching contribution for Eligible Participant Contributions invested in the Chiquita Capital Stock Fund. The Stock Incentive Match was 50% in 1994, 40% in 1993 and 50% in 1992. The amount of the Stock Incentive Match is reviewed each year. Participants are notified prior to the beginning of the next Plan year if the amount of the Stock Incentive Match changes.

    All Company contributions since June 30, 1989 and, beginning in 1994 all Non-elective Contributions, have been allocated to the Company Restricted Contributions Account and invested in the Chiquita Capital Stock Fund. Participants in the Plan for 10 years may direct up to 25% of their Company Restricted
Contributions Account into one or more of the Plan's other investment funds, with the exception of the Chiquita Depositary Share Fund (see "Investment Options"), during the first four years after attaining age 55 and up to 50% beginning in the fifth year after attaining age 55.

    Under the Code, a participant's annual Before-Tax Contributions, After-Tax Contributions, employer matching contributions and Non-elective Contributions for any calendar year cannot exceed the lesser of a fixed dollar amount ($30,000






for 1994, 1993 and 1992) or 25% of the participant's compensation for that calendar year.

Investment Options

    Participants in the Plan may invest their contributions in one or more of five investment funds:

1. Safety of Principal Fund - designed to offer protection of principal while providing a reasonable rate of current income. Contributions to this fund are invested in top quality, short-term, fixed-income securities including U.S. Treasury and agency obligations, guaranteed investment contracts, bank investment contracts and certificates of deposit.

2. Conservative Equity Fund - seeks long-term growth of capital and income, as well as reasonable rates of current income, by investing in a portfolio of common stocks. Contributions to this fund are currently invested in the Vanguard Index Trust.

3.  Growth  Equity Fund  - invests  in stocks  of both well-known
    and  lesser-known   companies  with   above  average   growth
    potential.    Contributions  to   this  fund  are   currently
    invested in the Fidelity Magellan Fund.

4. Chiquita Capital Stock Fund - invests in capital stock of the Company.

5. Chiquita Fixed Income Fund - invests in debt securities of the Company.

    During 1992, the Chiquita Depositary Share Fund was established in connection with the Company's issuance of Mandatorily Exchangeable Cumulative Preference Stock, Series C, represented by $1.32 depositary shares (the "Depositary Shares"), in exchange for shares of its capital stock. The Depositary Shares convert back into capital stock in 1995. Commencing with the quarterly dividend payable September 17, 1993, the Company began paying the quarterly dividend of $.33 per share on its Depositary Shares in the form of capital stock, as permitted by the terms of the Depositary Shares. These shares of capital stock are maintained in the Chiquita Capital Stock Fund.

    The Plan Administrative Committee (the "Plan Administrator") may change the investment manager of any investment fund by liquidating the assets of such investment fund managed by that investment manager and re-investing such assets in an investment fund managed by a different investment manager so long as such fund is within the established investment guidelines.







    At December 31, 1994 there were 1,032 participants in the Plan. The number of participants in each of the respective funds is presented below:

             Safety of Principal Fund             550
             Conservative Equity Fund             546
             Growth Equity Fund                   670
             Chiquita Capital Stock Fund          964
             Chiquita Fixed Income Fund           259
             Chiquita Depositary Share Fund        40

Vesting

    Participants are always fully vested in their Employee Accounts. Generally, Company contributions and the related earnings with respect to each Plan year become vested at a rate of 20% for each year of participation in the Plan. (Effective July 1, 1995, Company contributions and the related earnings with respect to each Plan year will vest at a rate of 20% for each year of service with the Company.) A participant also becomes fully vested upon completing five years of service. A participant also becomes fully vested immediately at age 65 or as a result of retirement on or after attaining age 65, death or disability.

    The  non-vested  portions  of  a   terminating  participant's
Company Accounts are forfeited and used to reduce future Company contributions.

Distributions, Withdrawals and Loans

    A participant's contributions, including all income and loss thereon, may be withdrawn only in limited circumstances, as permitted by the Code.

    Upon termination of service, participants may apply to receive a distribution of the vested portion of their Company Accounts in a lump-sum amount or leave their account balance in the Plan until age 65. Distributions consist of cash from the Safety of Principal, Conservative Equity, Growth Equity and Fixed Income Funds and, at the discretion of the participant, cash or Company stock from the Chiquita Capital Stock and Chiquita Depositary Share Funds, respectively. In addition, a participant in the Banana Supply Plan may elect to receive a distribution of benefits accrued before December 31, 1991 in the form of a qualified joint and survivor annuity. Participants in the Frupac Plan may elect distribution in monthly installments over a ten year period for benefits accrued before March 31, 1992.










    Participants   may,   with   the   approval   of   the   Plan
Administrator, borrow amounts from certain of their accounts subject to conditions and terms as set forth by the Plan
Administrator.

SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments

    The Company's stock and debt securities are valued at the last sales price reported on the composite tape on the day of valuation. Other investments are valued at market. Pending investment in each fund's primary investment vehicle, investments are held in the Trustee's short-term investment fund (in the form of cash and equivalents) and are valued at cost plus accrued interest, which approximates market.

Securities Transactions

    Purchases and sales of investments are recorded on a trade date basis.

Dividend and Interest Income

    Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

Administrative Services

    While the Company has no obligation to do so, certain administrative services were provided and professional fees paid by the Company without cost to the Plan.

TAXES

    The Company has received from the IRS a determination that the Plan constitutes a qualified plan under section 401 (a) of the Code, and that its related Trust is exempt from taxes under section 501 (a) of the Code.

    Pursuant to section 404 (a) of the Code, contributions made by the Company under the Plan are deductible for income tax purposes and Before-Tax Contributions made by the participant are not subject to federal income tax in the year in which such contributions are made. As long as the Plan is qualified, under federal income tax laws and regulations, participants will not be taxed on employer contributions or earnings on all amounts in their Employee Accounts until such time as they receive a distribution from the Plan, and the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation of investments within each fund.







    Current tax law provides for special tax treatment, called 5-year averaging, for distributions made after December 31, 1986 (10-year averaging may still be available to participants who meet certain transitional rule requirements) if the participant has participated in the Plan for more than 5 years. A participant may also be able to "roll over" a distribution to another employer's benefit plan or an IRA, subject to the limitations as set forth by the IRS.

FINANCIAL STATEMENTS VERSUS FORM 5500 FILING DIFFERENCE

    The net assets available for benefits exclude a payable for distributions to participants. Prior years' financial statements have been restated to conform to this presentation. As a result, net assets available for benefits as reported in these financial statements are greater than as reported on Form 5500 by $540,796, $332,751 and $515,727 at December 31, 1994, 1993 and 1992,
respectively. The net assets available for benefits as reported on Form 5500 reflect a payable for distributions to participants of the above amounts in accordance with Form 5500 filing instructions.





































                    SUMMARY OF NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                              DECEMBER 31, 1994

                                                  Chiquita
               Safety of               Growth     Depositary
              Principal  Conservative  Equity     Share
              Fund       Equity Fund   Fund       Fund
              ---------  ------------  ---------  ----------
Investments    $ 5,581,703  $3,361,308   $6,074,495  $ 342,823
Contributions
  receivable:
   Participant      13,590      13,164       42,431        206
   Company              --          --           --         --
Loans to
  participants          --          --           --         --
Investment
  income
  receivable        92,983           4            9         --
                ----------  ----------   ---------- ----------
Net assets
  available
  for benefits
  at December
  31, 1994     $ 5,688,276  $3,374,476  $ 6,116,935  $ 343,029
                 ---------   ---------    ---------    -------

                Chiquita    Chiquita
                Capital     Fixed
                Stock       Income     Loans to
                Fund        Fund       Participants  Total
                --------    --------   ------------  --------
Investments    $15,197,388  $ 815,727   $ 18,109  $  31,391,553
Contributions
  receivable:
   Participant       2,103      8,527         --         80,021
   Company         103,111         --         --        103,111
Loans to
  participants          --         --    638,922        638,922
Investment
  income
  receivable           380     13,225         --        106,601
               ----------   --------------------     ----------
Net assets
  available
  for benefits at
  December 31,






1994           $15,302,982  $ 837,479   $657,031  $  32,320,208
                ----------  ---------  ---------     ----------
























































                    SUMMARY OF NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND

                              DECEMBER 31, 1993

                                                         Chiquita
                Safety of                   Growth       Depositary
                Principal     Conservative  Equity       Share
                Fund          Equity Fund   Fund         Fund
                ---------     ------------  --------     -----------
Investments      $ 5,880,063    $ 3,162,028   $ 5,638,339   $ 374,010
Contributions
  receivable:
   Company                --             --            --          --
Loans to
  participants            --             --            --          --
Investment
  income
  receivable          37,184             --            --          --
                  ----------     ----------    ----------  ----------
Net assets
  available
  for benefits
  at December
  31, 1993       $ 5,917,247    $ 3,162,028   $ 5,638,339   $ 374,010
                   ---------      ---------     ---------    --------

              Chiquita     Chiquita
              Capital      Fixed
              Stock        Income     Loans to
              Fund         Fund       Participants  Total
              ---------    --------   ------------  -------
Investments   $ 8,411,041  $ 762,522   $  80,256    $24,308,259
Contributions
  receivable:
   Company      1,905,199         --          --      1,905,199
Loans to
  participants         --         --     669,640        669,640
Investment
  income
  receivable          707     12,564          --         50,455
                ---------   --------     -------    -----------
Net assets
  available
  for benefits
  at December
  31, 1993    $10,316,947  $ 775,086   $ 749,896    $26,933,553






               ----------   --------     -------    -----------

























































               SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                         Chiquita
                Safety of                   Growth       Depositary
                Principal     Conservative  Equity       Share
                Fund          Equity Fund   Fund         Fund
                ---------     ------------  ---------    ---------
Net assets
  available
  for benefits
  at December
  31, 1991        $ 5,299,250   $1,700,359   $3,550,788  $    --

Investment income:
  Dividends                --       65,345      571,693    5,964
  Interest            290,584        1,180        1,641       --
Net appreciation
  (depreciation)
  in fair value
  of investments       27,182       94,754     (318,345)(137,925)
Contributions:
  Participant         562,047      385,936      582,408       --
  Company, net             --           --           --       --
  Rollovers            56,514      125,758      169,161       --
Transfer of
  assets from
  merged plans      1,622,818      100,952       82,407       --
Distributions to
  participants       (982,070)    (297,407)    (498,866)      --
Transfer (to)
 from other
 funds               (153,307)     207,421     (172,538) 576,752
                    ---------    ---------    ------------------
Net assets
  available
  for benefits
  at December
  31, 1992        $ 6,723,018  $ 2,384,298  $ 3,968,349  $444,791















               SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                Chiquita      Chiquita
                Capital       Fixed
                Stock         Income        Loans to
                Fund          Fund          Participants Total
                ---------     ---------     ------------ ---------
Net assets
  available
  for benefits
  at December
  31, 1991        $13,034,142  $ 507,683    $ 525,182   $24,617,404

Investment income:
  Dividends           242,175         --           --       885,177
  Interest             10,707     57,549       46,337       407,998
Net appreciation
  (depreciation)
  in fair value
  of investments   (7,413,256)   (18,189)          --    (7,765,779)
Contributions:
  Participant       1,455,523    129,303           --     3,115,217
  Company, net      3,579,271         --           --     3,579,271
  Rollovers           103,466     15,937           --       470,836
Transfer of
  assets from
  merged plans        157,292      6,260           --     1,969,729
Distributions to
  participants       (418,296)   (87,952)   --           (2,284,591)
Transfer (to)
  from other
  funds              (731,437)    96,180      176,929            --
                    ---------  ---------    ---------     ---------
Net assets
  available
  for benefits
  at December
  31, 1992        $10,019,587  $ 706,771    $ 748,448   $24,995,262















               SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                         Chiquita
                Safety of                   Growth       Depositary
                Principal     Conservative  Equity       Share
                Fund          Equity Fund   Fund         Fund
                ---------     ------------  ---------    ---------
Investment income:
  Dividends   $        --    $    77,684  $  514,295   $ 35,850
  Interest        264,071            514         585         43
Net appreciation
  (depreciation)
  in fair value
  of investments  (43,121)   192,481      520,416      (100,094)
Contributions:
  Participant     580,676        471,329     664,531         --
  Company, net         --             --          --         --
  Rollovers       172,046         41,091      10,662         --
Distributions to
  participants   (792,125)      (423,248)   (754,781)   (16,215)
Transfer (to)
  from other
  funds          (987,318)       417,879     714,282      9,635
                ---------      ---------   ---------  ---------
Net assets
  available
  for benefits
  at December
  31, 1993    $ 5,917,247    $ 3,162,028  $5,638,339   $374,010























               SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                 Chiquita      Chiquita
                 Capital       Fixed
                 Stock         Income     Loans to
                 Fund          Fund       Participants   Total
                 ---------     ---------  ------------   ---------
Investment income:
  Dividends   $     281,189            --          --  $   909,018
  Interest            4,808        75,193      49,033      394,247
Net appreciation
  (depreciation)
  in fair value
  of investments (3,413,386)       24,800          --   (2,818,904)
Contributions:
  Participant     1,157,870       129,842          --    3,004,248
  Company, net    3,108,767            --          --    3,108,767
  Rollovers           1,231            --          --      225,030
Distributions to
  participants     (793,969)     (103,777)         --   (2,884,115)
Transfer (to)
  from other
  funds             (49,150)      (57,743)    (47,585)          --
                  ---------     ---------   ---------    ---------
Net assets
  available
  for benefits
  at December
  31, 1993    $  10,316,947   $   775,086  $  749,896  $26,933,553






















               SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                 YEARS ENDED DECEMBER 31, 1994 1993 AND 1992

                                                           Chiquita
                    Safety of                  Growth      Depositary
                    Principal   Conservative   Equity      Share
                    Fund        Equity Fund    Fund        Fund
                    ---------   ------------   ---------   ---------
Investment income:
  Dividends       $          --  $   107,198  $  234,518  $   32,958
  Interest              274,496          239         329         290
Net appreciation
  (depreciation)
  in fair value
  of investments        (36,874)     (69,050)   (356,465)     13,013
Contributions:
  Participant           336,825      494,572     907,567          --
  Company, net              (56)        (220)       (683)     (1,300)
  Rollovers               2,190       28,517      38,802          --
Distributions to
  participants         (604,971)    (422,194)   (643,883)    (23,168)
Transfer (to)
  from other
  funds                (200,581)      73,386     298,411     (52,774)
                      ---------    ---------   ---------   ---------
Net assets
  available
  for benefits
  at December
  31, 1994        $   5,688,276  $ 3,374,476  $6,116,935  $  343,029
                      ---------    ---------   ---------   ---------























               SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR
                         BENEFITS BY INVESTMENT FUND
                 YEARS ENDED DECEMBER 31, 1994 1993 AND 1992

                      Chiquita    Chiquita
                      Capital     Fixed
                      Stock       Income      Loans to
                      Fund        Fund        Participants   Total
                      ---------   ---------   ------------   ---------
Investment income:
  Dividends         $  187,882   $      --     $     --  $    562,556
  Interest               8,580      67,750       42,900       394,584
Net appreciation
  (depreciation)
  in fair value
  of investments     1,907,195     (54,406)          --     1,403,413
Contributions:
  Participant          968,227     118,592           --     2,825,783
  Company, net       2,843,357        (181)          --     2,840,917
  Rollovers              8,499          61           --        78,069
Distributions to
  participants        (903,036)    (40,761)     (80,654)   (2,718,667)
Transfer (to)
  from other
  funds                (34,669)    (28,662)     (55,111)           --
                     ---------   ---------    ---------     ---------
Net assets
  available
  for benefits
  at December
  31, 1994          $15,302,982   $837,479     $657,031  $ 32,320,208
                    ----------   ---------    ---------    ----------























                                                                  SCHEDULE 1
                    CHIQUITA SAVINGS AND INVESTMENT PLAN
                         ASSETS HELD FOR INVESTMENT
                              DECEMBER 31, 1994

                                                             Current
Issue                      Description         Cost           Value

*  Chiquita Brands
     International,
     Inc. capital stock    1,115,382 shares     $18,714,987   $15,197,080

   Fidelity Magellan Fund  90,918 shares          5,716,355     6,073,342

*  Chemical Bank -
     Temporary             5.65% at December 31,
     Investment Fund       1994                   3,691,053     3,691,053

   Vanguard Index Trust    78,236 shares          2,933,831     3,361,783

   U.S. Treasury Note      7.625%, $2,000,000
                           principal amount,
                           due December 31,
                           1994                   2,024,375     2,000,000

*  Chiquita Brands
     International,        11 1/2%, $576,000 principal
     Inc. Subordinated
     Notes                 amount,  due June 1, 2001 606,195       561,600

*  Chiquita Brands
     International,        10 1/2%, $167,000 principal
     Inc. Subordinated
     Debentures            amount, due August 1, 2004 170,371       163,660

*  Chiquita Brands
    International, Inc.
     $1.32 Depositary
     Shares, each
     representing one-fifth
     of a share
     of Mandatorily Exchangeable
     Cumulative Preference Stock,
     Series C              24,948 shares            540,121       343,035
                                                $34,397,288   $31,391,553


     *  Denotes party-in-interest











                                                                   SCHEDULE 2

                      CHIQUITA SAVINGS AND INVESTMENT PLAN
                            REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                             NUMBER                PROCEEDS      COST   NET
DESCRIPTION OF     TYPE OF  OF SHARES  PURCHASE      FROM         OF    GAIN
 INVESTMENTS    TRANSACTION  OR UNITS    PRICE       SALES      ASSETS  (LOSS)

Category 1:

*  Chiquita Brands
   International,  In-kind  160,000 $1,660,000
   Inc. capital
   stock           In-kind  112,000  1,526,000

*  Chemical Bank -
   Temporary       Purchase 2,057,5002,057,500
   Investment
   Fund            Sale     2,109,621          $2,109,621 $2,109,621

   U.S. Treasury
   Notes           Purchase 2,000,0002,024,375
                   Sale      2,000,000         2,000,000  2,023,750 $(23,750)
Category 2:

   None

Category 3:

*  Chiquita Brands
   International,  Purchase/In-kind    473,308  6,164,818
   Inc. capital
   stock             Sale               65,225             1,000,448  1,156,794
(156,346)

   Fidelity Magellan
   Fund            Purchase             20,217  1,382,954
                    Sale                 8,843               588,805    554,849
33,956

*  Chemical Bank -
   Temporary       Purchase 9,262,4399,262,439
   Investment
   Fund              Sale   9,933,778           9,933,778  9,933,778

   U.S. Treasury
   Notes           Purchase 2,000,0002,024,375
                     Sale   2,000,000           2,000,000  2,023,750  (23,750)

   *  Denotes party-in-interest














                            SIGNATURE






     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.




                             CHIQUITA SAVINGS AND INVESTMENT PLAN



Date:  June 28, 1995           By:    /s/  John Powers
                                  John Powers, Secretary of the
                                  Plan Administrative Committee




























                                                        Exhibit 1





                 CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos.
33-2241, 33-16801, 33-42733 and 33-56572) pertaining to the
Chiquita Savings and Investment Plan and in the related Prospectus of our report dated June 28, 1995, with respect to the financial statements and schedules of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.





                               /s/ ERNST & YOUNG LLP






Cincinnati, Ohio
June 28, 1995



















